Exhibit 10.12

2004 4 73

XZ Permanent

XITA TOWN OF SHENYANG

The Agreement of Development

Party A: The People’s Government of Heping District, Shenyang, China (hereinafter referred to as Party A)

Party B: Shenyang Maryland International Industrial Co., Ltd (hereinafter referred to as Party B)

The two parties have entered into following agreement on the development project of Xita Town of Shenyang in the area of Xita in Heping District, Shenyang:

I. The Outline of the Project

According to the “Planning and Reformation Project of Xita Area” provided by Party A, the involved land serial number and the four sides of land are:

No.	Land No.	Four sides of land
1	4, 7, 8, 9, 11, 12, 13, 14	East to Yanbian Street; West to the east wall of east side residence in Xita Street; South to Orient Home; North to Huichun Road

2	18, 20	East to Nanjing North Street; West to Yanbian Street; South to Shifu Road, North to Dandong Road

3	21, 22	East to Nanjing North Street; West to the east wall of the six-story residence building in Lane 33, Fushun Road; South to Dandong East Road; North to Fushun Road

4	No number	Fangdi Building in East side of Xita Street; 9-story Building in North side

The total occupying area is about 100,000 square meters, and the planning construction area is about 480,000 square meters. The commercial street, star hotels, business and commercial buildings, and commodity residence area will be built, and the floor-area-ratio will not be lower than 4.5, which is called the development works of “Xita Town” (hereinafter referred to as the project)

II. The Term of the Project and the Investment Amount

The project will begin to operate in May, 2004, and completes before the end of the year 2007, with the estimated total investment two billion RMB Yuan.

III. The Responsibility of Party A

1. Agree that Party B undertake the whole development of the project and attract investment.

2. Provide the required land, dismantling and moving, planning, public works, etc for the project planning and construction, support party B to arrange the approval formalities of the project.

3. Coordinate with Party B in the prepared work of the project, and help Party B in acquiring the right to the use of the land legally.

4. Responsible for the housing dismantling and moving in the land used for this project, help Party B in realizing “Seven Accesses and Site Leveling” (for the practical plan and cost of removing, to be arranged in a separate agreement between two Parties).

5. Provide for Party B with the survey table and the latest regulations in demolition for this land, and determine the cost with reference to the survey, at the same time, Party B assigns the relevant people to participate in the process of compensating demolition.

6. Due to the high cost in dismantling, Party A agrees to coordinate the relevant departments of the government and try hard to obtain the relevant favorable policy from the government.

IV. The Responsibility of Party B

1. Responsible for the attraction of investment of the project, put into practice the development and construction capital and use.

2. Provide in time to Party A with relevant removal expenses of this project, and the compensation in demolition is calculated according to the real occurred amount.

3. Responsible for the feasibility study, planning, project establishment, arrange all the formalities before starting the project, and bear the relevant cost.

4. Responsible for the design, construction, check and acceptance of the quality according to the national construction works.

5. Responsible for the commercial promotion, rent, sale and management after the completion of the project.

V. Other Agreement

1. Party B must organize the development of this project, put into practice of the capital and schedule or works according to the relevant articles in this contract. If the project is ceased because of the fault of Party B, the cost incurred thereof is on the account of Party B. Party B must obtain legally the right to the use and development of the land within eight months after signing this contract, otherwise, this contract will be void automatically. The works will be completed in three years after starting the construction.

2. In the effective period of this agreement, Party A shall not sign the relevant agreement with a third Party concerning the development of the project.

3. The unstated matters in the agreement will be Bottled by negotiation separately.

VI. This Agreement is Effective After the Signature and Seal by Both Parties, and the Agreement is in Quadruplicate, Each Holds Two Originals

Party A: The People’s Government of Heping District, Shenyang

Representative: Li Yujia

Party B: Shenyang Maryland International Industries Co., Ltd.

Representative: Jang Fang

Date: April 26, 2004

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